Exhibit 99.1

First Quarter 2020 Investor Presentation

Disclosure Forward - Looking Statements This presentation contains forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 . In some cases, such forward - looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words . Forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements . Although it is not possible to identify all of these risks and factors, they include, among others, the following : the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves ; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended ; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel ; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both ; a decline in our financial strength rating resulting in a reduction of new or renewal business ; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships ; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships ; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or an insured group of companies with whom we have an indemnification arrangement failing to perform their reimbursement obligations ; changes in laws or government regulation, including tax or insurance law and regulations ; the ongoing effect of Public Law No . 115 - 97 , informally titled the Tax Cuts and Jobs Act, which may have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders ; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U . S . federal income taxation ; the Company or any of its foreign subsidiaries becoming subject to U . S . federal income taxation ; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities ; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events ; potential effects on our business of emerging claim and coverage issues ; the effects of the COVID - 19 pandemic and associated government actions on our operations and financial performance ; exposure to credit risk, interest rate risk and other market risk in our investment portfolio ; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss ; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents ; our ability to manage our growth effectively ; inadequacy of premiums we charge to compensate us for our losses incurred ; failure to maintain effective internal controls in accordance with Sarbanes - Oxley Act of 2002 , as amended (“Sarbanes - Oxley”) ; and changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends . Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward - looking statements, is contained in our filings with the U . S . Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10 - K filed with the SEC on February 27 , 2020 . These forward - looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward - looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures as defined by Regulation G of the rules of the SEC . These non - GAAP measures, such as underwriting profit, adjusted net operating income, tangible equity and adjusted net operating return on average tangible equity (which is calculated as adjusted net operating income divided by the average tangible equity for the trailing five quarters) are not in accordance with, nor are they a substitute for, GAAP measures . We believe these non - GAAP measures provide users of our financial information useful insight into our performance . Investors should consider non - GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures . Please refer to pages 21 & 22 of this presentation for a reconciliation of the non - GAAP financial measures to the equivalent GAAP equivalents . Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party . Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content . In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content . A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice . Credit ratings are statements of opinions and are not statements of fact . 2

Franchise Overview Slide 4 Comparative Market Highlights Slide 16 Appendix Slide 19 Table of Contents 3

Franchise Overview

Our Strategy We seek to deliver consistent, top tier returns on tangible equity and generate sector leading value creation Our strategy is to generate superior underwriting margins from our niche casualty focused risks, while growing both non risk fee income and investment income Our largest business is our small and middle market, core Excess and Surplus Lines business, where we have earned superior returns over our 18 year history For the first quarter of 2020 , 91 % of groupwide net earned premiums were E&S risks, with low retentions We target niche low volatility casualty risks for our ‘A’ rated balance sheet, with low retentions and little property exposure We seek out new opportunities to meaningfully build fee income and increase the proportion of total company non - risk earnings We are optimizing investment returns, much of which are generated from niche strategies representing a small portion of our portfolio 5

First Quarter Review Continued strong growth in our core E&S unit ( 37 % GWP vs Q 1 2019 ) o Obtained a 12 . 9 % renewal rate increase during the quarter, the 13 th consecutive quarter of rate increases, which positions the Company well for attractive risk adjusted returns o Submission flow increased 20 % Fee income generated by the Specialty Admitted segment increased 12 % over the same period last year Q 1 2020 annualized adjusted net operating return on average tangible equity was 11 . 6 % We believe the composition of our book (very little Business Interruption coverage written) and our use of clear and carefully drafted policy language largely insulates James River from COVID - 19 claims Our investment returns were affected by market volatility associated with the impact COVID - 19 may have on the economy . Investment valuations have recovered substantially since quarter end Large commercial auto account in runoff continues to proceed in line with expectations, as 25 % of outstanding claims were closed during the quarter . We nonetheless anticipate the full runoff of this book will likely require at least 2 years 6

Focus on Attractive Part of P&C Market 7 Q1 2019 Premiums Q1 2020 Premiums • We are a specialty, low volatility underwriting company with a proven history of generating consistent profits • Our focus has been to significantly grow our two primary businesses given the attractive opportunities to put capital to work • Our key area of focus is small and medium sized commercial account Excess & Surplus Lines casualty business ( eg “Core E&S”) with $1 million per occurrence limits and approximately $23,000 average account premiums. Our core E&S business represented approximately 63% of our group net written premium in Q1 2020, up significantly from 36% in Q1 2019 • We look to marry our successful E&S business with a growing fee business, through our fronting strategy within our specialty admitted segment. For the year ended December 31, 2019, our Specialty Admitted segment generated $0.27 of fee income for every dollar of net written premium, while in the quarter ended March 31, 2020 this figure increased to $0.32. • Our niche workers’ compensation and third - party casualty reinsurance businesses help provide attractive returns on capital Source: Company filings Gross Written Premiums Gross Written Premiums Net Written Premiums Total = $327.3 MM Net Written Premiums Total = $207.7 MM Total = $283.8 MM Total = $134.7 MM Core E&S 29% Commercial Auto 28% Specialty Admitted 31% Casualty Reinsurance 12% Core E&S 36% Commercial Auto 39% Specialty Admitted 7% Casualty Reinsurance 18% Core E&S 46% Commer cial Auto 2% Specialty Admitted 36% Casualty Reinsura nce 16% Core E&S 63% Commer cial Auto 5% Specialty Admitted 10% Casualty Reinsurance 22%

Our Business

E&S Segment

- Represents 48% of group-wide gross written premium year to date and is underwritten by specialists in 13 divisions utilizing our eighteen years of expertise in writing hard to place risks
- Significant strength in current market; thirteen consecutive quarters of positive renewal rate increases
- Core E&S gross written premium has grown 37% year to date as compared to the prior year
- Focus on small and medium-sized commercial accounts where pricing has generally been better; E&S gross written premium is 96% casualty and no primary property year to date
- Bulk of commercial auto book is in run off as of December 31, 2019
- Distributes through 120+ broker groups

PROFITABLE SPECIALTY UNDERWRITING

Specialty Admitted Segment

- Specialty admitted insurance coverages in the US, including a growing fee income business
- Added four new fronted programs during 2019, representing over $50 million of expected gross written premium over a full year
- Growing, transactional driven fee based fronting business
- Targeted book of workers' compensation risks
- Gross fee income of $15.8 million in 2019 and $4.2 million in Q1 2020

A FOCUS ON FEE INCOME

Casualty Reinsurance Segment

- Third-party proportional and working-layer excess casualty business focused on small and medium U.S. specialty lines
- Significantly downsized during 2018 to optimize group returns and structure; remains core to group
- 96% of the segment's Gross Written Premium consisted of E&S risks in 2019
- At December 31, 2019, 97% of third party treaties were written as quota share arrangements and 72% contained loss mitigation features to decrease volatility
- As of December 31, 2019, 47% of JRVR's invested assets were held in Bermuda

LOW VOLATILITY UNDERWRITING

JAMES RIVER GROUP HOLDINGS, LTD.

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9 Growth driven by strong renewal pricing and submission growth in core E&S and expansion of our fee based fronting business E&S Segment Specialty Admitted Segment Casualty Reinsurance Segment ($ in Millions) E&S Segment Specialty Admitted Segment Casualty Reinsurance Segment PROFITABLE SPECIALTY UNDERWRITING A FOCUS ON FEE INCOME LOW VOLATILITY UNDERWRITING Targeted Growth in Gross Written Premium $184 $235 $136 $161 $38 $45 2016 2017 2018 2019 Q1 2019 Q1 2020 Note: All amounts are as of December 31 for each period indicated, except Q1 2019 and Q1 2020 which are as of March 31. $371 $530 $657 $922 $187 $136 $110 $248 $322 $406 $92 $7 2016 2017 2018 2019 Q1 2019 Q1 2020 Gross Written Premium Commercial Auto

Adam Abram and a group of investors purchase Front Royal, Inc., for $3 million • James River Group, Inc. is formed with $58 million of capital and a single insurance subsidiary, James River Insurance Company, an E&S underwriter • Stonewood Insurance Company is formed in Raleigh, NC to write highly inspected workers’ compensation risks in 2004 James River successfully completes an IPO at 1.70x tangible book value The Group begins building out infrastructure for fronting and programs business in its Specialty Admitted segment Front Royal purchases Colony Insurance Company, an E&S underwriter (and Rockwood Casualty Insurance Company, a PA - based workers’ compensation writer, in 1996) On pace to write more than $200 million of specialty premiums in the calendar year, Adam Abram sells Front Royal to Argo Group for 1.70x tangible book value • D. E. Shaw leads the purchase of James River for 2.60x tangible book value and re - domiciles the group to Bermuda • JRG Re, a Bermuda Class 3B reinsurer, is capitalized with $250 million the following year James River surpasses $1 billion in invested assets Received upgraded A.M. Best Rating of A (Excellent) • MARKET CAP IN EXCESS OF $1 BILLION • GROSS WRITTEN PREMIUMS OF $1.5 BILLION • OVER $500 MILLION OF CORE E&S GROSS WRITTEN PREMIUM James River successfully completes an IPO at $21 per share (1.35x tangible book value) YE 2019 Our Specialty Market History 10 We have a long history of success in building niche businesses and generating top tier returns for investors

11 E&S Focus | Profitable, Niche Specialty Underwriting Profitability of E&S vs. Total P&C Industry E&S Gaining Share of P&C Insurance Market Core E&S GWP grew by 55% during 2019, and increased 37% in Q1 2020 over Q1 2019 as rates increased 12.9% during the quarter Avg. Combined Ratios 2000 – 2018 Difference of 5 percentage points Total P&C GWP: $327.3bn E&S GWP: $11.7bn Total P&C GWP: $678.0bn E&S GWP: $49.9bn 2000 P&C Market 2018 P&C Market Source: Market data per A.M. Best data and research and Copyright © 2020, S&P Global Market Intelligence (and its affiliates, as applicable) • Our business is heavily concentrated in E&S Casualty (93% of 2019 NWP; generated by both the E&S and Casualty Reinsurance segments). • Complemented by an attractive portfolio of new economy risks • E&S is the most consistently profitable part of the property/casualty market and has been gaining market share. Admitted Market 96.4% E&S 3.6% Admitted Market 92.6% E&S 7.4% 101.9 96.9 Total P&C Total US E&S

Broad Risk Appetite Permits Us to 'Pick Our Spots'

Our high caliber underwriting team, and use of proprietary technology, provide significant expertise to price our increased submission flow of highly underwritten risks

- During Q1 2020, rates increased 12.9% across our core (non-commercial auto) E&S business (the thirteenth consecutive quarter of rate increases), while submissions grew 20%

($ in millions) Division	Lead U/W Years of Industry Experience	Gross Written Premiums Quarter Ended Mar 31, 2020	Quarter Ended Mar 31, 2019	Year Ended Dec 31, 2019	Year Ended Dec 31, 2018	Description
Commercial Auto	32	$6.7	$92.0	$405.6	$322.1	Hired / non-owned auto, ride share
Excess Casualty	36	34.2	15.2	119.0	66.5	Following form excess on risks similar to GC and MC
Manufacturers & Contractors (MC)	36	28.3	23.5	105.1	79.2	Products liability & completed operations exposure
General Casualty (GC)	32	25.7	21.3	115.8	54.1	Premises ops (e.g., apartments, offices & restaurants)
Energy	48	10.9	6.4	45.4	33.9	Oil & gas contractors, mining, alternative energy & utilities
Life Sciences	36	6.5	3.9	24.5	16.7	Nutrition products, medical devices and human clinical trials
Excess Property	34	6.0	4.8	31.6	16.9	CAT-exposed excess property> 1/100 year return period
Small Business	32	5.6	4.5	19.7	14.8	Small accounts similar to GC and MC
Allied Health	26	5.5	9.3	26.7	30.4	Long-term care, outplacement facilities & social services
Environmental	48	3.0	2.5	16.5	10.5	Environmental contractors and consultants
Professional Liability	26	1.9	1.7	6.5	5.9	E&O for non-medical professionals (lawyers, architects, engineers)
Sports & Entertainment	32	1.4	1.0	4.2	3.7	Amusement parks, campgrounds, arenas
Medical Professional	26	0.5	0.4	1.7	1.8	Non-standard physicians and dentists
Total		**$136.2**	**$186.5**	**$922.3**	**$656.5**	
Core E&S		**$129.5**	**$94.5**	**$516.7**	**$334.4**	
Commercial Auto		**$6.7**	**$92.0**	**$405.6**	**$322.1**	

JAMES RIVER GROUP HOLDINGS, LTD.

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Demonstrated Underwriting Discipline Source: Company filings, A.M. Best data and research, and S&P Global Market Intelligence (and its affiliates, as applicable) * Specialists Peer Group = Alleghany Insurance Holdings Group, Argo Group, Crum & Forster Insurance Group, Global Indemnity Group, HIIG Group, Houston Casualty Group, IFG Companies, Kinsale Insurance Company, Markel Corporation Group, RLI Group, W.R. Berkley Insurance Group We have proven our willingness to expand and contract when market conditions dictate, and have a strong track record of profitable underwriting in our Core E&S business Core E&S Segment Loss Ratio vs. Surplus Line Specialists Peer Group* Core E&S – GWP Growth vs. Total E&S Industry Source: A.M. Best report 13 2007 - 2018 Average James River 55.6 Specialists Peer Group 60.8 56.1 61.4 62.6 54.9 48.5 52.6 40.4 55.2 54.5 55.2 58.1 67.1 56.9 64.4 59.4 59.5 63.8 66.0 57.3 59.9 56.3 59.9 62.9 63.0 30.0% 40.0% 50.0% 60.0% 70.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Loss Ratio (%) James River Specialists Peer Group (3.8) (23.1) (25.0) (15.9) 12.8 21.1 21.3 22.1 (2.0) 11.0 8.2 18.5 (3.5) (6.2) (4.1) (3.8) (1.8) 11.8 8.4 6.7 2.5 2.8 5.8 11.2 (40.0%) (20.0%) 0.0% 20.0% 40.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 GWP Growth (%) JRVR E&S Market

14 Traditional Investment Approach Augmented by Higher Yielding Alternatives Total Cash and Investments (excluding restricted cash): $2,255MM Duration: Investment Portfolio (as of March 31, 2020) Net Investment Yield • Our investment portfolio consists of investment grade fixed maturity securities, selectively supplemented by non - traditional investments • Examples of non - traditional investments we have made include: ▪ Participations in floating rate syndicated bank loans, generally senior secured loans with an average credit rating 1 of “B - ”; o Substantial portion of Q1 2020 unrealized losses recovered subsequent to March 31, 2020; o Portfolio significantly downsized subsequent to March 31, 2020 ▪ Equity and debt investments in renewable energy project limited partnerships (~ $34MM carrying value); • Weighted average credit rating 2 : “A+”; • Negligible exposure to equity markets or correlated equity market exposure 1. Per S&P, or an equivalent rating from another nationally recognized rating agency. 2. Per S&P, or an equivalent rating from another nationally recognized rating agency; credit ratings of fixed maturity securities, bank loans and preferred stocks as of March 31,2020. Copyright © 2020, S&P Global Market Intelligence (and its affiliates, as applicable). 3.5 yrs Commentary 3.4 yrs Source: Company filings. 3.3 yrs 4.0 3.5 3.7 4.1 3.7 0.0 1.0 2.0 3.0 4.0 5.0 2017 2018 2019 Q1 2019 Q1 2020 (%) 3.3 yrs 3.6 yrs 70% 3% 9% 3% 2% 13% Fixed Maturity Securities Equity Securities Bank Loans Short-Term Investments Other Invested Assets Cash and Cash Equivalents (excluding restricted cash)

Capital Management Maximizes Shareholder Value 15 Capital Management History • Current focus on growing book value given the attractive opportunities to put capital to work in our core E&S business • Efficient in returning capital to shareholders when market conditions warrant; $453 million of capital returned since 2008 • Last twelve month d ividend yield of 3.4% 1 • March 31, 2020 tangible equity declined due to unrealized losses in the investment portfolio, a substantial portion of which had been recovered subsequent to quarter end 1. Calculated as dividends paid over last 4 quarters of $1.20 divided by April 30, 2020 closing share price of $35.48. Source: Company filings $388 $442 $482 $529 $559 $479 $466 $460 $472 $475 $490 $560 $502 $388 $442 $506 $553 $584 $615 $672 $713 $792 $845 $897 $1,003 $955 $350 $450 $550 $650 $750 $850 $950 $1,050 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q1 2020 Tangible Equity Plus Cumulative Dividends and Share Repurchases ($ mm) Tangible Equity Cumulative Capital Returned

Comparative Market Highlights

17 Consistent Top Tier Returns Best in class risk reward generated with low volatility, sector - leading returns Source: data Copyright © 2020, S&P Global Market Intelligence (and its affiliates, as applicable). Data as of April 30, 2020 . Operating ROATE calculated as trailing twelve month operating returns per share through March 31, 2020 (through December 31, 201 9 for ARGO) divided by the average of the trailing 5 quarters tangible book value (TBV) per share. Data for KNSL commences April 1, 2017. 5 - Yr Average Operating ROATE Standard Deviation 5 - Yr Average Operating ROATE AMSF , 16.4% ARGO , 3.7% KNSL , 15.0% MKL , 4.9% RLI , 12.6% WRB , 8.7% JRVR , 11.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0%

Our Current Valuation Supports Meaningful Upside 18 P/TBV vs Operating ROTE 1 Price/Next Twelve Month Consensus Earnings Source: data Copyright © 2020, S&P Global Market Intelligence (and its affiliates, as applicable). Data as of April 30, 2020. 1 Analyst consensus operating earnings per share for the full financial year divided by December 31, 2019 tangible equity per share. 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x 45.0x KNSL RLI MKL WRB AMSF JRVR ARGO Price to Next 12 Mths EPS Median = 20.8x JRVR AMSF KNSL MKL RLI WRB R² = 0.6263 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Price to TBV 2020 Consensus ROATE

Appendix

James River Group Key Metrics 20 Exchange/Ticker NASDAQ / “JRVR” Initial Public Offering $21.00 (December 12, 2014) Current Share Price $35.48 (Closing Price April 30, 2020) Market Capitalization $1.083 billion (April 30, 2020 market close) LTM Dividend / Yield $1.20 per share = 3.4% yield 1 Gross Written Premium $1.471 billion in 2019 Total Capitalization $1.102 billion as of March 31, 2020 AM Best Rating ‘A’ (Excellent) Analyst Coverage and Rating 2 JMP (Buy) – Matthew Carletti UBS (Buy) – Brian Meredith B. Riley FBR (Neutral) – Randy Binner Dowling (Neutral) – Aaron Woomer KBW (Neutral) – Meyer Shields SunTrust (Neutral) – Mark Hughes 1. Based on Q2 2019, Q3 2019, Q4 2019 and Q1 2020 dividends and closing price of $35.48 on April 30, 2020. 2. Current coverage and ratings as of April 30, 2020.

Non - GAAP Measures Reconciliation 21 Source: Company filings. Non-GAAP Reconciliation Underwriting Profit (Loss) Q1 Q1 ($mm) 2016 2017 2019 2020 Underwriting profit (loss) of the operating segments: Excess and Surplus Lines 47.2$ 29.7$ 42.8$ 19.2$ 13.1$ 8.1$ Specialty Admitted Insurance 2.9 3.2 7.0 5.9 1.7 (1.0) Casualty Reinsurance (0.2) (1.8) 5.1 (7.2) 0.3 0.2 Total underwriting profit of operating segments 49.9 31.1 54.9 17.9 15.1 7.3 Operating expenses of Corporate segment (20.4) (25.3) (26.9) (27.7) (8.0) (8.2) Underwriting profit (loss) 29.5 5.8 28.0 (9.8) 7.1 (0.9) Net investment income 52.6 61.1 61.3 75.7 19.4 20.8 Net realized investment (losses) gains 7.6 (2.0) (5.5) (2.9) 1.6 (58.4) Other income and expenses (1.3) (0.2) (0.8) 0.1 0.3 0.3 Interest expense (8.5) (9.0) (11.6) (10.6) (2.8) (2.9) Amortization of intangible assets (0.6) (0.6) (0.6) (0.6) (0.1) (0.1) Income (loss) before taxes 79.3$ 55.1$ 70.8$ 51.9$ 25.5$ (41.2)$ 20192018 Note: All amounts are as of December 31 for each period indicated, except Q1 2019 and Q1 2020 which are as of March 31.

Non-GAAP Measures Reconciliation

Non-GAAP Reconciliation

($mm) Adj. Net Operating Income	2016	2017	2018	2019	Q1 2019	Q1 2020
Income (loss) as reported	$ 74.5	$ 43.6	$ 63.8	$ 38.3	$ 22.7	$ (36.8)
Net realized inv. (gains) losses	(5.2)	1.4	4.4	3.8	(1.0)	52.2
Initial public offering costs	-	-	-	-	-	-
Dividend withholding taxes	-	1.0	-	-	-	-
Other expenses	1.1	0.5	1.1	0.8	-	-
Interest expense on leased building the Company was previosuly deemed to own for accounting purposes	0.9	0.8	1.3	-	-	-
Adjusted net operating income	$ 71.3	$ 47.3	$ 70.6	$ 42.9	$ 21.7	$ 15.4

Tangible Equity	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	Q1 2019	Q1 2020
Shareholders' equity	$ 677.8	$ 724.7	$ 714.2	$ 762.4	$ 784.0	$ 701.5	$ 687.9	$ 681.0	$ 693.2	$ 694.7	$ 709.2	$ 778.6	$ 754.3	$ 720.3
Goodwill & intangible assets	(289.8)	(282.4)	(232.7)	(233.9)	(225.0)	(222.6)	(221.9)	(221.3)	(220.7)	(220.2)	(219.3)	(218.8)	(219.2)	(218.6)
Tangible equity	$ 388.0	$ 442.3	$ 481.5	$ 528.5	$ 559.0	$ 478.9	$ 466.0	$ 459.7	$ 472.5	$ 474.5	$ 489.9	$ 559.8	$ 535.1	$ 501.7
Shares Outstanding (000's)	35,718	35,718	35,718	35,718	36,030	28,540	28,540	28,942	29,258	29,697	29,988	30,424	30,162	30,520
Tangible Equity per Share	$ 10.86	$ 12.38	$ 13.48	$ 14.80	$ 15.52	$ 16.78	$ 16.33	$ 15.89	$ 16.15	$ 15.98	$ 16.34	$ 18.40	$ 17.74	$ 16.44

Note: In the Tangible Equity Table, 2008 to 2013 shares outstanding are retroactively adjusted for 50/1 stock split. Additionally, all amounts are as of December 31 for each period indicated, except Q1 2019 and Q1 2020 which are as of March 31.

Source: Company filings.

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